Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                    EXHIBIT 10.1

                         LEVULAN(R) WHOLESALE AGREEMENT

Agreement ("Agreement") is entered into this 1st day of September, 2002 (the "Effective Date") by and between DUSA Pharmaceuticals, Inc., a New Jersey Corporation ("DUSA") with offices at 25 Upton Drive, Wilmington, Ma. 01887, and Moore Medical Corp., a Delaware corporation ("Moore") with offices at 389 John Downey Drive, New Britain, CT. 06050.


     WHEREAS, Moore is in the business of providing specialized wholesale services with respect to dermatology products and fulfilling orders of dermatology products directly to licensed dermatologists, physicians and qualified medical institutions; and

     WHEREAS DUSA wishes to utilize the services of Moore for the purpose of collecting and fulfilling orders of the product Levulan(R) in the Territory (as defined below) under the terms and conditions hereof:


     NOW, THEREFORE, in consideration of mutual covenants, agreements and conditions set forth herein, the parties hereby agree as follows:


1.   DEFINITIONS

     A. "Product" shall mean Levulan(R)20% topical solution as packaged in DUSA's proprietary applicator, the Kerastick(R).

     B. "Territory" shall mean all states of the United States of America, including its possessions and territories.

     C. "Trade" shall mean all licensed dermatologists, physicians and qualified medical institutions in the Territory.

     D. "Unit of Product" shall mean a package, [C.I.] containing [C.I.] Kerastick(R)[C.I.].


2.   SERVICES

     A. Wholesaler: DUSA hereby appoints Moore as its exclusive authorized wholesaler, to fill and ship orders of the Product to the Trade within the Territory pursuant to the terms of this Agreement.

     B. Acceptance: Moore hereby agrees to act as DUSA's exclusive wholesaler for the Product in the Territory pursuant to the terms of this Agreement.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


3.   TERM AND TERMINATION

     A. This Agreement shall commence on the Effective Date hereof and shall remain in effect until August 31st, 2003, unless earlier terminated at any time for any reason by either party upon [C.I.] prior written notice to the other party. This Agreement shall be automatically renewed for additional one-year terms at the end of each one-year term, unless either party notifies the other party at least [C.I.] prior to the expiration of any one-year term, that it does not intend to renew this Agreement upon expiration. The initial term and any renewal term are collectively referred to as the "Term". [C.I.]

     B. Either party may terminate this Agreement on [C.I.] prior written notice in the event the other party shall have materially breached any of its obligations hereunder and such breach shall have continued without cure during such [C.I.] period.

4.   RESPONSIBILITIES OF THE PARTIES

     A. Moore shall obtain, and shall maintain in good standing, all required federal, state and local permits and licenses necessary or advisable for the wholesaling of the Product in the Territory. Moore shall comply with U.S. Food and Drug Administration rules and regulations, during the Term, from time to time, including all applicable GMP's and other federal, state and local laws, rules and regulations in force in the Territory, including those covering the sale of, and the payment for, the Product.

     B. Moore agrees to provide DUSA with routine Product sales and inventory reports, by electronic means on a monthly basis. The content and reporting formats will be mutually agreed upon by the parties within thirty (30) days of the execution of this Agreement. Moore shall not perform any marketing or promotional activities with respect to the Product without the express written consent of DUSA. However, the parties agree that Moore shall include a listing of the Product in Moore's catalog and/or current supplement.

     C. Assuming DUSA has met its obligations to Moore under Paragraph 6 below, Moore agrees to fill its customer orders promptly, and acknowledges that its usual and customary policy is to ship goods within twenty-four (24) hours of receipt of an order.

     D. Moore will ship "Units of Product" to DUSA's customers only in DUSA approved, validated shipping configurations. DUSA will supply Moore with packaging specifications for said packaging under separate cover within one month from the execution of this Agreement. Until such time that DUSA provides Moore with packaging specifications, Moore will continue to ship "Units of Product" to DUSA's customers according to the industry's shipping practices for Product of this type. DUSA and Moore will [C.I.]

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


packaging costs that result from packaging specification changes recommended by DUSA, as compared to Moore's current packaging costs for the Product.

5.   SALE PRICE

     The initial sale price to Moore of the Product shall be [C.I.] per Unit of Product. Moore shall be responsible for the collection and remittance of all applicable federal, state and local taxes associated with the purchase from DUSA and subsequent resale of the Product. Moore shall not resell Product for an amount greater than [C.I.] of the price paid by Moore to DUSA, (E.g. [C.I.] per Unit of Product based on a [C.I.] purchase price), inclusive of all delivery charges, fees and the like. DUSA reserves the right to change the "Unit of Product" price from time to time, by providing thirty (30) days written notice to Moore of said changes.

6.   ORDERS: SUPPLY

     Moore shall order from DUSA such quantities of the Product as are necessary to fulfill its obligations of filling orders it accepts for Products to the Trade in the Territory. DUSA will ship such quantities of the Product, FOB Moore. Moore shall place orders of Product in multiples of [C.I.] Units of Product. Moore shall place orders on a weekly basis or such other periodic basis as mutually agreed upon by the parties. DUSA shall use commercially reasonable efforts to promptly fill Moore's orders, taking into account the availability of DUSA's supply of Product and the market demand for Product.


7.   PAYMENT TERMS

     Moore shall pay DUSA for all Unit of Product within thirty-one (31) days of the date of invoice and Moore shall be entitled to [C.I.] for all payments made within ten (10) days of the date of invoice. All payments will be made by electronic means, preferably "ACH", Automated Clearing House. Overdue payments will be subject to finance charges computed at the lower of one and one half percent (1.5%) per month or the maximum amount permitted by law. Payment is considered made once received by DUSA.


8.   CONFIDENTIAL INFORMATION

     During the Term of this Agreement, and for a period of five (5) years from the date of termination, or expiration hereof, Moore and DUSA agree to hold in strict confidence, and shall use all reasonable efforts to maintain the secrecy of any and all information disclosed by one to the other and either identified in writing as confidential which shall include the terms of this Agreement, or if disclosed orally is indicated orally to be confidential or proprietary by the party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing party within a reasonable time after such disclosure (collectively "Confidential Information"), and shall not disclose any such Confidential Information to a third party without the express, written consent of the disclosing

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


party, with the exception of the following: (i) information which, at the time of disclosure, is in the public domain; (ii) information which, after disclosure, becomes part of the public domain by publication or otherwise, other than by breach of this Agreement by the receiving party; (iii) information that the receiving party can establish by competent proof was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the disclosing party; (iv) information that the receiving party obtains from a third party; provided, however, that such information was not obtained by said third party, directly or indirectly, from the disclosing party under an obligation of confidentiality known to the receiving party toward the disclosing party; (v) information disclosed by the receiving party pursuant to court order or as otherwise required by law, after giving the disclosing party prior written notice of such required disclosure and after assisting the disclosing party in its reasonable efforts to prevent or limit such disclosure; and (vi) information that the receiving party can establish by competent proof was independently developed by persons in its employ or otherwise who had no contact with and were not aware of the content of the Confidential Information.

     A. The receiving party shall not use the Confidential Information for any purpose other than in connection with exercising its rights and fulfilling its obligations hereunder. The receiving party will not disclose any such Confidential Information to any person other than its officers or employees, and only then if they have a clear need to know such Confidential Information in connection with the performance of their professional responsibilities.

     B. The receiving party shall take all reasonable steps, including but not limited to those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential to insure that the Confidential Information is not disclosed or duplicated for the use of any third party, and shall take all reasonable steps to prevent its officers and employees, or any others having access to the Confidential Information, from disclosing or making unauthorized use of any Confidential information, or from committing any acts or making any omissions that may result in a violation of this Agreement.

     C. Title to and all rights emanating from the ownership of all Confidential Information disclosed under this Agreement shall remain vested in the disclosing party. Upon written request of the disclosing party, the receiving party shall return promptly to the disclosing party all written materials and documents, as well as any computer software or other tangible media that contains Confidential Information, which was made available or supplied by the disclosing party to the receiving party, together with any copies thereof.

     D. The receiving party agrees that the disclosure of Confidential Information without the express written consent of the disclosing party will cause irreparable harm to the disclosing party, and that any breach or threatened breach of this Agreement by the receiving party will entitle the disclosing party to injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.



9.   WARRANTY

     A. DUSA warrants that each Product supplied hereunder is free from defects in material and workmanship at the time of delivery and conforms to DUSA's then current technical specifications or other descriptive materials supplied by DUSA for the Product, and is not adulterated or misbranded within the meaning of the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. Sec. 201 et seq.

     B. DUSA MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


     C. DUSA sales to Moore will be considered final except that Moore can return product for full credit [C.I.] prior to and up to [C.I.] after the expiration date.

     D. Any "Units of Product" that require return to DUSA will require a Returned Goods Authorization number supplied by DUSA Customer Service.

     E. Returns will be sent FOB "Moore ship point" and will be subject to inspection and acceptance.

10.  INDEMNIFICATION

     A. DUSA shall indemnify and hold Moore, its parent companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all claims of liability, including claims of liability and liability for death or personal injury, and costs, losses and expenses, including reasonable attorney's fees, that stem from any Product that was damaged or defective at the time of delivery to Moore, or resulting from the negligence or recklessness or willful misconduct of DUSA.

     B. Moore shall indemnify and hold DUSA, its parent companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all claims of liability, including claims of liability and liability for death or personal injury, and costs, losses and expenses, including reasonable attorney's fees, that stem from Moore's obligations to comply with all applicable laws, rules and regulations pertaining to the Product or resulting from the negligence, recklessness or willful misconduct of Moore.

     C. In the event that the negligence, recklessness or willful misconduct of each of DUSA and Moore contributes materially to any such liability, cost, loss or expense stemming from any Product supplied or distributed and sold hereunder, then DUSA and Moore each shall be responsible for that portion of said liability, cost, loss or expenses to which such negligence, recklessness or willful misconduct contributed.

     D. In the event that one party receives notice of a claim, lawsuit, or liability for which it is entitled to indemnification by the other party, the party receiving the notice shall give prompt notification to the indemnifying party. The party being indemnified shall cooperate fully with the indemnifying party throughout the pendency of the claim, lawsuit or liability and the indemnifying party shall have complete control over the conduct with legal counsel reasonably acceptable to the indemnified party and disposition of the claim, lawsuit or liability. An indemnified party may obtain separate legal representation at its own cost.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


The indemnifying party shall not enter into any settlement or agreement binding upon or imposing liability on the indemnified party without the prior written consent of the indemnified party which consent shall not be unreasonably withheld.

11.  MISCELLANEOUS

     A. Headings: The headings and captions used herein are for the convenience of the parties only and are not to be construed to define, limit or affect the construction or interpretation hereof.

     B. Severability: In the event that any provision of this Agreement is found to be invalid or unenforceable, then the offending provision shall not render any other provision of this Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable, unless the provisions which have been found to be invalid or unenforceable shall substantially affect the rights or obligations granted or undertaken by either party.

     C. Entire Agreement: This Agreement contains the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings or conditions (whether oral or written) regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

     D. Assignability: This Agreement and the rights hereunder may not be assigned or transferred by either party without the prior written consent of the other party hereto, provided that such consent is not unreasonably withheld; provided further that this Agreement may be assigned without such consent in the event DUSA merges, consolidates or sells substantially all of its assets or transfers voting control of its common stock. In the event that this Agreement is properly assigned, it shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     E. Limitations on [C.I.] Responsibilities: Notwithstanding anything contained in this Agreement to the contrary, [C.I.] shall have no obligation for [C.I.] arising from: (1) [C.I.] with products not supplied or approved in writing by [C.I.] where [C.I.] would not have occurred but for [C.I.] (2) the [C.I.], where [C.I.] would not have occurred but for [C.I.] (3) the [C.I.] for which it was not [C.I.] where [C.I.] would not have occurred but for [C.I.] or
(4) a claim based on [C.I.] or any persons, companies or other business entities controlling, controlled by or under common control [C.I.].


     F. Further Assurances: Each party hereto agrees to execute, acknowledge and deliver such further instruments, and take such other actions, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.



     G. Notices and Reports: All notices, consents or approvals required by this Agreement shall be in writing and sent by certified or registered first-class mail, postage prepaid or by overnight courier, facsimile or cable (confirmed by such certified or registered mail) to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties.

     If to DUSA:

     DUSA Pharmaceuticals, Inc.
     25 Upton Drive
     Wilmington, MA  01887
     Attn:  Mark Carota

     With a copy to:
     Nanette W. Mantell, Esq.
     Reed Smith LLP
     136 Main Street, Suite 250
     Princeton, NJ 08540

     If to Moore:

     Moore Medical Corp.
     389 John Downey Drive
     New Britain, CT  06050
     Attn:  Gary Savage

     Notices shall be deemed effective on the date of receipt.

     H. Relationships of the Parties: Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is to be construed so as to constitute DUSA and Moore as partners, joint venturers or agents with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other party or to bind the other party to any contract, agreement or undertaking with any third party. This Agreement does not create a partnership for United States federal income tax purposes (as defined in Section 761 of the United States Internal Revenue Code), for any United States state, possession, territory or local jurisdiction. Therefore, there is no requirement to file Form 1065. United States Partnership Return of Income or any similar United States state, possession, territory or local income tax return.

     I. Audit: DUSA shall have the right to audit Moore for cGMP compliance as often as is necessary to assure it. Any noncompliance discovered as a result of said audit(s) would be considered breach under the terms of this Agreement. Additionally, DUSA shall have the right to audit Moore's books and records to determine compliance with the terms of the resale provisions set forth in
Section 5 of this Agreement. DUSA may exercise the right to audit Moore's books and records only once per contract year. In either event, if DUSA elects to

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


conduct such an audit, the audit shall be conducted at Moore's place of business upon reasonable notice and at DUSA's expense.


     J. Waiver: The waiver by either party of a breach of any provisions contained herein shall be effective only if made in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     K. Applicable Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the conflicts of law provisions thereof.

     L. Force Majeure: A party shall not be liable for nonperformance or delay in performance (other than of obligations regarding any payments or of confidentiality) caused by any event reasonably beyond the control of such party including, without limitation, wars, hostilities, revolutions, riots, civil disturbances, national emergencies, strikes, lockouts, unavailability of supplies, epidemics, fires, floods, earthquakes, other forces of nature, explosions, embargoes, or any other Acts of God, or any laws, proclamations, regulations, ordinances, or other acts or order of any court, government or governmental agency, and the inability of such party to obtain material or Product from its suppliers or to obtain equipment or transportation, for the time during which such conditions continued, and for a reasonable time thereafter. Purchases and deliveries of the Product under this Agreement may at either party's option be suspended, in whole or in part, during the period of the continuance of such cause or event. Any occurrence of force majeure shall immediately be reported to the other party in writing.

     M. The provisions of Sections 1, 8, 9, 10 and 11 shall survive for a period of (5) years from the date of termination or expiration of this Agreement.

     N. Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be considered and shall have the force and effect of an original.

     IN WITNESS WHEREOF, by their duly authorized representatives, the parties have executed this Agreement as of the day and year first above written.

MOORE MEDICAL CORP.                                   DUSA PHARMACEUTICALS, INC.

By: /s/ Gary Savage                                   By: /s/ Mark C. Carota
    ---------------------------                       --------------------------
Name:  Gary Savage                                    Name:  Mark C. Carota
       -------------------------                             -------------------
Title: Director, Vendor Relations                     Title: VP Operations
       --------------------------                            -------------------